Exhibit 99.2

T-Mobile Agrees to Sell €2.0 Billion of Euro-Denominated Senior Notes

April 30, 2024

BELLEVUE, Wash.—(BUSINESS WIRE)—T-Mobile US, Inc. (NASDAQ: TMUS) (“T-Mobile”) announced today that T-Mobile USA, Inc., its direct wholly-owned subsidiary (“T-Mobile USA” or the “Issuer”), has agreed to sell €600,000,000 aggregate principal amount of its 3.550% Senior Notes due 2029 (the “2029 Notes”), €750,000,000 aggregate principal amount of its 3.700% Senior Notes due 2032 (the “2032 Notes”) and €650,000,000 aggregate principal amount of its 3.850% Senior Notes due 2036 (the “2036 Notes,” and collectively with the 2029 Notes and the 2032 Notes, the “notes”) in a registered public offering.

The offering of the notes is scheduled to close on May 8, 2024, subject to satisfaction of customary closing conditions. T-Mobile USA intends to use the net proceeds from the offering for general corporate purposes, which may include among other things, share repurchases, any dividends declared by T-Mobile’s Board of Directors and refinancing of existing indebtedness on an ongoing basis.

Barclays Bank PLC, BNP Paribas, Deutsche Bank AG, London Branch, J.P. Morgan Securities plc, Citigroup Global Markets Limited, Goldman Sachs & Co. LLC, Morgan Stanley & Co. International plc, RBC Europe Limited, Société Générale, UBS AG London Branch, Wells Fargo Securities International Limited, Banco Santander, S.A., Commerzbank Aktiengesellschaft, Crédit Agricole Corporate & Investment Bank, Mizuho International plc, MUFG Securities EMEA plc, SMBC Nikko Capital Markets Limited, The Toronto-Dominion Bank, Truist Securities, Inc. and U.S. Bancorp Investments, Inc.are the joint book-running managers for the offering of the notes. ING Bank N.V., Belgian Branch, NatWest Markets Plc, PNC Capital Markets LLC and Scotiabank (Ireland) Designated Activity Company are acting as co-managers.

The Issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering of notes to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the related prospectus supplement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and the offering of notes. You may get these documents for free by visiting EDGAR on the SEC Web site at http://www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the notes offering will arrange to send you the prospectus and related prospectus supplement if you request it by contacting Barclays Bank PLC, 1 Churchill Place, London E14 5HP, United Kingdom, Telephone: +1-888-603-5847, Email: LeadManagedBondNotices@barclayscorp.com; BNP Paribas, 10 Harewood Avenue, London NW1 6AA, United Kingdom, Email: dl.syndsupportbonds@uk.bnpparibas.com; Telephone (toll-free): +1 (800) 854-5674; Attention: Fixed Income Syndicate; Deutsche Bank AG, London Branch, 21 Moorfields, London EC2Y 9DB, United Kingdom, Attention: Prospectus Group, Telephone: +1 800-503-4611, Email: prospectus.CPDG@db.com and J.P. Morgan Securities plc, 25 Bank Street, Canary Wharf, London E14 5JP, United Kingdom, Attention: Head of International Syndicate, Telephone (for non-US investors): +44-20-7134-2468, Email: emea_syndicate@jpmorgan.com or J.P. Morgan Securities LLC (for U.S. investors) at +1-212-834-4533 (call collect).

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the notes, the related guarantees or any other securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Manufacturer target market (MiFID II product governance) is eligible counterparties and professional clients only (all distribution channels). No PRIIPs key information document (KID) pursuant to Regulation (EU) 1286/2014 has been prepared as not available to retail in EEA.

Manufacturer target market (UK MiFIR product governance) is eligible counterparties and professional clients only (all distribution channels). No UK PRIIPs key information document (KID) pursuant to Regulation (EU) 1286/2014 as it forms part of UK domestic law by virtue of the EUWA has been prepared as not available to retail in the UK.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on T-Mobile management’s current expectations. Such statements include, without limitation, statements about the expected closing of the offering of the notes and statements regarding the intended use of proceeds from the offering of the notes. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including, without limitation, prevailing market conditions and other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors that could affect T-Mobile and its results is included in T-Mobile’s filings with the SEC, which are available at http://www.sec.gov.

Contacts

T-Mobile US Media Relations
MediaRelations@T-Mobile.com
or
Investor Relations
investor.relations@t-mobile.com